EXHIBIT 2.2

                               December 4, 1996

TransAmerican Waste Industries, Inc.
314 North Post Oak Lane
Houston, Texas 77024
Attn:  Mr. Tom J. Fatjo

      RE: PURCHASE AND SALE AGREEMENT EXECUTED DECEMBER 3, 1996 (THE "AGREEMENT") BY AND AMONG TRANSAMERICAN WASTE INDUSTRIES, INC., A DELAWARE CORPORATION ("BUYER"), AND SANIFILL, INC., A DELAWARE CORPORATION ("SANIFILL"), SANIFILL OF TEXAS HAULING, INC., A TEXAS CORPORATION ("HAULING"), SUNRAY SERVICES, INC., A DELAWARE CORPORATION ("SUNRAY"), S&J LANDFILL LIMITED PARTNERSHIP, A LIMITED PARTNERSHIP FORMED UNDER TEXAS LAW ("S&J LANDFILL") AND BRAZORIA COUNTY RECYCLING CENTER, INC., A TEXAS CORPORATION ("BRAZORIA RECYCLING"), (SANIFILL, HAULING, SUNRAY, S&J LANDFILL AND BRAZORIA RECYCLING ARE COLLECTIVELY REFERRED TO HEREIN AS "SELLERS")

Dear Mr. Fatjo:

      As we have discussed, SECTION 1.2(A)(II) of the Agreement provides that Buyer will pay to Grantors (as defined in the Agreement), as applicable, for the disposal or delivery of municipal solid waste an initial fee of $23.08 per ton of waste delivered to the Sam Houston Transfer Station (Permit No. 1471) or the WRS Transfer Station (Permit No. 1483), subject to adjustment as provided in the Agreement.

      We have further discussed the following proposed amendment of the
Agreement:

            Sellers and Buyer agree that for all purposes from and after the date hereof:

            1. Clause (ii) of SECTION 1.2(A) of the Agreement shall be deleted and the following clauses (ii) through (iv) shall be inserted in lieu thereof:

                  "(ii) an initial fee of $21.75 per ton of waste delivered to the Sam Houston Transfer Station (Permit No. 1471) or the WRS Transfer Station (Permit No. 1483) (collectively, the "TRANSFER STATIONS") during the period from January 1, 1997 through December 31, 1997;

                  (iii) a fee of $22.25 per ton of waste delivered to the
            Transfer Stations during the period from January 1, 1998 through December 31, 1998;

                  (iv) a fee of $23.00 per ton of waste delivered to the
            Transfer Stations during the period from January 1, 1999 through December 31, 1999;"
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            2. The following provision shall be added to the end of clause (iii)
      of SECTION 1.2(B) of the Agreement:

                  "; PROVIDED, HOWEVER, that no such consumer price index increase shall be made in respect of disposal rates for waste delivered to the Transfer Stations on or before December 31, 1999."

            3. In addition, we noticed that an element in the definition of Target Date in the second paragraph of SECTION 2.6 of the Agreement incorrectly references September 30, 1996. Such date set forth at the beginning of clause (y) of the second paragraph of SECTION 2.6 is hereby amended to read "September 30, 1997".

      Capitalized terms used in this letter agreement that are not otherwise defined herein shall have the meaning set forth in respect thereof in the Agreement. Except as specifically amended hereby, the Agreement shall remain in full force and effect without modification.

      If the foregoing correctly sets forth the terms of our agreement, please execute this letter agreement in the space provided below.

                  SELLERS:
                              SANIFILL, INC.

                              By: /s/ ARTHUR W. JOHNSON
                                  Arthur W. Johnson
                                  Authorized Representative and Attorney-in-Fact

                              SANIFILL OF TEXAS HAULING, INC.

                              By: /s/ ARTHUR W. JOHNSON
                                  Arthur W. Johnson
                                  Authorized Representative and Attorney-in-Fact

                              SUNRAY SERVICES, INC.

                              By: /s/ ARTHUR W. JOHNSON
                                  Arthur W. Johnson
                                  Authorized Representative and Attorney-in-Fact

                              S & J LANDFILL LIMITED PARTNERSHIP
                              by Sanifill of Texas, Inc., its general partner

                              By: /s/ ARTHUR W. JOHNSON
                                  Arthur W. Johnson
                                  Authorized Representative and Attorney-in-Fact

                              BRAZORIA COUNTY RECYCLING CENTER, INC.

                              By: /s/ ARTHUR W. JOHNSON
                                  Arthur W. Johnson
                                  Authorized Representative and Attorney-in-Fact

                                       2
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Amendments set forth in above
letter accepted and agreed to as
of the date first set forth above:

BUYER:

TRANSAMERICAN WASTE
INDUSTRIES, INC.

By: /s/ TOM J. FATJO
    Tom J. Fatjo
    President and Chairman